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Exhibit 23.1

             Consent of Independent Certified Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated July 3, 1998 (except with respect to the matter discussed in Note 13, as to which the date is August 28, 1998) included in Vitalink Pharmacy Services, Inc.'s Form 10-K filed on August 31, 1998, and incorporated by reference in this Form 8-K, into Genesis Health Ventures, Inc.'s previously filed Registration Statements File Nos. 333-35385; 333-11845; 33-76902; 33-92334; 33-48292; and 33-76902.

                                                         /s/ Arthur Andersen LLP
Washington, D.C.
September 10, 1998